CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statemnt of our report dated November 14, 1997, included in EA Engineering, Science and Technology, Inc.'s Form 10-K for the year ended August 31, 1997, and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the Company subsequent to August 31, 1997, or performed any audit procedures subsequent to the date of our report.


                                             ARTHUR ANDERSEN LLP



Baltimore, Maryland
April 13, 1998